                                                                     EXHIBIT 4.3

                                 GLOBAL SECURITY


         THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED-PURPOSE TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION FOR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                              BOOK-ENTRY SECURITY

No. _____                                        Principal Amount: U.S. $_______
CUSIP ________

                             WASTE MANAGEMENT, INC.
                            ___% SENIOR NOTE DUE 20__

         WASTE MANAGEMENT, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company, the principal sum of $______________ U.S. dollars on May 15, 20___ in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of ___% payable on May 15 and November 15 in each year, to the person in whose name the Security is registered at the close of business on the record date for such interest which shall be the preceding April 30 or October 31, respectively, payable commencing November 15, 1999, with interest on November 15, 1999 consisting of interest accrued from May 21, 1999 to and including November 14, 1999.

         Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         The statements in the legend set forth above are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in such legend.

         This Security is issued in respect of a series of Securities of an aggregate of U.S. $______________ in original principal amount designated as the ___% Senior Notes due 20__ of the Company and is governed by the Indenture dated as of September 10, 1997, duly executed and delivered by the Company to Chase Bank of Texas, National Association, as trustee (the "Trustee"), as supplemented by Board Resolutions (as defined in the Indenture) (such Indenture and Board Resolutions, collectively, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

         If and to the extent that any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture which is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

         The Company hereby irrevocably undertakes to the Holder hereof to exchange this Book-Entry Security in accordance with the terms of the Indenture without charge.

         This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.


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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                             WASTE MANAGEMENT, INC.,
                                             a Delaware corporation


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


[Corporate Seal]

Attest:



By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:        , 1999
      --------

                          CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee



                          By:
                             ---------------------------------------------------
                                             Authorized Signatory



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                         REVERSE OF BOOK-ENTRY SECURITY

                             WASTE MANAGEMENT, INC.

                            ___% SENIOR NOTE DUE 20__


         This Book-Entry Security is one of a duly authorized issue of Securities or other evidences of indebtedness of the Company (the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the ___% Senior Notes due 20__ of the Company, limited in aggregate principal amount to $________________.

         This is a Global Security issued pursuant to Section 203 of the Indenture. This is an Exchange Note and a Global Note for this series within the meaning of the Board Resolution.

1.       Interest.

         Waste Management, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of ___% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of ___% per annum.

         The Company will pay interest semi-annually on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing November 15, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from May 21, 1999. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on April 30 and October 31 (the "Regular Record Date"), respectively, immediately preceding the Interest Payment Date. Any such interest not so punctually paid ("Defaulted Interest"), may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). Payments in respect of the Book-Entry Securities (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City of New York, or at the option of the Company, payment of interest may be made by check mailed to the Holders on the Regular Record Date or on the Special Record Date at their addresses set forth in the Security Register of Holders.

3.       Paying Agent and Registrar.

         Initially, Chase Bank of Texas, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         This Security is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under the Indenture between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture, all indentures supplemental thereto, those made part of the Indenture


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




by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture, and those terms stated in the Resolutions of the Board of Directors of the Company dated [April 30, 1999] (the "Resolutions"). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture, all indentures supplemental thereto, said Act and said Resolutions for a statement of them. The Securities of this series are general unsecured obligations of the Company limited in aggregate principal amount to $250,000,000.

5.       Redemption.

         This Security will be redeemable by the Company at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each holder of this Security, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to (but not including) the date of redemption. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption.

                  "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.30%.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                  "Comparable Treasury Price" means, with respect to any date of redemption, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer" means each of Donaldson, Lufkin & Jenrette Securities Corporation; Banc of America Securities LLC; Chase Securities Inc.; J. P. Morgan Securities Inc.; Credit Suisse First Boston Corporation; Deutsche Bank Securities Inc.; and Salomon Smith Barney Inc., and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         In the case of a partial redemption, the Company or the Trustee shall select the Securities or portions thereof for redemption by such method as the Company or the Trustee shall deem fair and appropriate. The Securities may be redeemed in part in multiples of $1,000 only.

         Any such redemption will also comply with Article Eleven of the Indenture.

         Notice of redemption will be given in the manner provided in the Indenture to the Holders of Securities to be redeemed not less than 30 days and not more than 60 days prior to the Redemption Date.


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



         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Make-Whole Price and, except as set forth in the Indenture, from and after such Redemption Date (unless the Company shall default in the payment of the Make-Whole Price), the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Make-Whole Price.

6.       Denominations; Transfer; Exchange.

         The Securities are issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.       Person Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

8.       Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

9.       Defaults and Remedies.

         If an Event of Default occurs and is continuing, then in every such case, the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after the unpaid principal amount of the Securities shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all overdue installments of interest, if any, upon all of the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration and any interest thereon at the rate prescribed therefor herein and, to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor herein, as well as the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on such Securities which shall become due by acceleration, shall have been cured or shall have been waived or provision deemed by the Trustee to be adequate shall have been made therefor -- then in every such case the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

10.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.


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




11.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

12.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (=tenant in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

13.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

14.      Absolute Obligation.

         No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

15.      No Recourse.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Company or of any successor, either directly or through the Company or of any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

16.      Governing Law.

         This Security shall be construed in accordance with and governed by the laws of the State of New York.


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



                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TENCOM            as tenants in common               UNIF Gift Min Act                  Custodian
                                                                       -----------                 --------------
                                                                         (Cus)                        (Minor)

TENANT            as tenants by the entireties

JT TEN            joint tenants with rights          Under Uniform Gifts to Minors
                  of survivorship and not            Act
                  tenants in common                      --------------------------------------------------------

     ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                                FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
     ---------------------------------------------------------------------------

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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

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            (Please print or typewrite name and address of assignee)

the within Security and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Security in the Security Register of the within-named Company, with full power of substitution in the premises.

                                    --------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.



--------------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York
Stock Exchange or another national
Securities exchange. Notarized or witnessed signatures are not acceptable.


                              PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of payment:

Payments shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of ___________________________________________________________, account number
__________________, or if mailed by check, ____________________________________.
Applicable reports and statements should be mailed to __________________________ _________________________________________. This information is provided
______________________________________________, the assignee named above, or
_____________________________________________________________, its agent.


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